Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-38028, No. 333-86015, and 333-100081) on Form S-8 of United Community Financial Corp. of our reports dated March 12, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of United Community Financial Corp. appearing in this Annual Report on Form 10-K.

/S/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

March 12, 2015

EX.23-1